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                                                                       Exhibit 1


              OFFICERS AND BOARD OF DIRECTORS OF LAU TECHNOLOGIES

CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Joanna T. Lau
Lau Technologies
30 Porter Road
Littleton, MA  01460

CHIEF OPERATING OFFICER

Denis K. Berube
Lau Technologies
30 Porter Road
Littleton, MA  01460

TREASURER AND CHIEF FINANCIAL OFFICER

Paul T. Principato
Lau Technologies
30 Porter Road
Littleton, MA  01460

CLERK

Charles J. Johnson
Hill & Barlow, P.C.
One International Place
Boston, MA  02110

                              BOARD OF DIRECTORS

JOANNA T. LAU, same as above            MARILYN SWARTZ-LLOYD
                                        Corlund Group
ROBERT E. ANDERSON                      101 Federal Street
Omniken, Inc.                           Boston, MA  02110
270 Wiley Road
Groton, MA  01450-2237